Exhibit J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 710 and Amendment No. 713 to the Registration Statement on Form N-1A of GraniteShares ETF Trust (the “Trust”) regarding the Prospectus and Statement of Additional Information of GraniteShares 2x Long Anthropic Daily ETF and GraniteShares 2x Short Anthropic Daily ETF, each a series of GraniteShares ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 5, 2026